Exhibit 99.1
The Aaron’s Company, Inc. Reports Third Quarter 2023 Financial Results,
Updates Full Year Outlook
Atlanta, GA, October 23, 2023 — The Aaron’s Company, Inc. (NYSE: AAN) today released its third quarter 2023 financial results. Complete financial results are available at  investor.aarons.com. Highlights of those results are included below and in the attached supplement.
Third Quarter 2023 Consolidated Results1:
•Revenues were $525.7 million, a decrease of 11.4%
•Adjusted EBITDA2,3 was $25.3 million, a decrease of 33.8%
•Loss per share was $0.13; Non-GAAP EPS2 was $0.01
•Write-offs were 6.1% in the Aaron's Business, an improvement of 140 basis points
•Cost optimization initiatives on track to achieve $35 to $40 million target for 2023
•Returned $9.5 million of capital to shareholders
•Updates 2023 full year outlook; narrows the range for all components

Third Quarter 2023 Key Items:
The Aaron's Company
•Earnings were ahead of internal expectations largely due to a larger lease portfolio size and lower write-offs at the Aaron's Business, and ongoing cost optimization
•Ended the quarter with cash and cash equivalents of $39.3 million and debt of $187.5 million
Aaron's Business
•Earnings before income taxes were $17.5 million; adjusted EBITDA was $36.4 million, a decrease of 14.2% as compared to the prior year quarter
•Write-offs were 6.1%, a 140 basis points improvement as compared to the prior year quarter due to ongoing lease decisioning enhancements
•Ended the quarter with 245 GenNext stores, which accounted for over 30% of lease revenues and fees and retail sales
•Ended the quarter with 111 Hub and Showroom pairs
•E-commerce revenues increased 1.3% as compared to the prior year quarter and represented 18.5% of lease revenues
BrandsMart
•Loss before income taxes was $2.4 million; adjusted EBITDA was $1.0 million, a decrease of 84.6% due to lower revenues as a result of ongoing customer demand pressure
•Gross profit margin was 22.9%, an increase of 50 basis points as compared to the prior year quarter
•Recently opened store located in Augusta, GA; first new store opened since acquiring the business in 2022
The Company will host an earnings conference call tomorrow, October 24, 2023, at 8:30 a.m. ET. Chief Executive Officer Douglas A. Lindsay will host the call along with President Steve Olsen and Chief Financial Officer C. Kelly Wall. A live audio webcast of the conference call and presentation
1.Comparisons are to the prior year quarter unless otherwise noted.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables in the attached supplement.
3.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

Exhibit 99.1
slides may be accessed at investor.aarons.com and the hosting website at https://events.q4inc.com/attendee/966851198. A transcript of the webcast will also be available at investor.aarons.com.
About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,250 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with 11 retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

Contact:
Investor Relations – Call: 678-402-3590, Email: InvestorRelations@aarons.com
Media Relations – Call: 678-402-3591, Email: MediaRelations@aarons.com

1.Comparisons are to the prior year quarter unless otherwise noted.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables in the attached supplement.
3.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

The Aaron’s Company, Inc. Reports Third Quarter 2023 Financial Results,
Updates Full Year Outlook

Atlanta, GA, October 23, 2023 — The Aaron's Company, Inc. (NYSE: AAN) today released its third quarter 2023 financial results.

Third Quarter Consolidated[1]
•Revenues were $525.7 million, a decrease of 11.4%
•Adjusted EBITDA[2,3] was $25.3 million, a decrease of 33.8%
•Loss per share was $0.13; Non-GAAP EPS[2] was $0.01
•Write-offs were 6.1% in the Aaron's Business, an improvement of 140 basis points
•Cost optimization initiatives on track to achieve $35 to $40 million target for 2023
•Returned $9.5 million of capital to shareholders
•Updates 2023 full year outlook; narrows the range for all components

CEO Commentary – “I am pleased that we delivered third quarter consolidated company earnings ahead of our internal expectations. The Aaron's Business segment is benefiting from our lease decisioning enhancements, which led to lower write-offs and a larger than expected lease portfolio size, despite ongoing challenges in customer demand. During the quarter, we opened three Aaron's stores in new markets and our first new BrandsMart store since acquiring the business, and we remain focused on positioning both businesses for growth."
– Douglas Lindsay, The Aaron’s Company CEO

Third Quarter 2023 Key Items
The Aaron's Company
•Earnings were ahead of internal expectations largely due to a larger lease portfolio size and lower write-offs at the Aaron's Business, and ongoing cost optimization
•Ended the quarter with cash and cash equivalents of $39.3 million and debt of $187.5 million

Aaron's Business
•Earnings before income taxes were $17.5 million; adjusted EBITDA was $36.4 million, a decrease of 14.2% as compared to the prior year quarter
•Write-offs were 6.1%, a 140 basis point improvement as compared to the prior year quarter due to ongoing lease decisioning enhancements
•Ended the quarter with 245 GenNext stores, which accounted for over 30% of lease revenues and fees and retail sales
•Ended the quarter with 111 Hub and Showroom pairs
•E-commerce revenues increased 1.3% as compared to the prior year quarter and represented 18.5% of lease revenues

BrandsMart
•Loss before income taxes was $2.4 million; adjusted EBITDA was $1.0 million, a decrease of 84.6% due to lower revenues as a result of ongoing customer demand pressure
•Gross profit margin was 22.9%, an increase of 50 basis points as compared to the prior year quarter
•Recently opened store located in Augusta, GA; first new store opened since acquiring the business in 2022

1.Comparisons are to the prior year quarter unless otherwise noted.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
3.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

Consolidated Results

($ in Millions, except EPS)	Q3'23	Q3'22	Change
Revenues	$525.7	$593.4	(11.4)%
Net Loss	(4.1)	(15.6)	73.5%
Adjusted EBITDA[1,2]	25.3	38.2	(33.8)%
Diluted (Loss) Earnings Per Share	$(0.13)	$(0.51)	74.5%
Non-GAAP Diluted Earnings Per Share[1]	0.01	0.31	(96.8)%

Adjusted Free Cash Flow[1]	Q3'23	Q3'22	Change
Cash Provided by Operating Activities	$34.7	$66.8	(48.0)%
Adjustments[3]	0.4	9.3	(95.4)%
Capital Expenditures	(27.4)	(26.0)	5.2%
Adjusted Free Cash Flow[1]	$7.8	$50.1	(84.4)%

Returns to Shareholders	Q3'23	Q3'22	Change
Dividends Declared[4]	$3.8	$3.5	10.6%
Share Repurchases	5.7	—	nmf
Discussion of Consolidated Results - Q3'23 vs. Q3'22:
•The 11.4% decrease in consolidated revenues was primarily due to lower lease revenues and fees and lower retail sales at the Aaron's Business, as well as lower retail sales at BrandsMart.
•Net loss included restructuring charges of $2.7 million, intangible amortization expense of $2.6 million, stock compensation expense of $3.1 million, and BrandsMart acquisition-related costs of $0.7 million.
•The 73.5% improvement in net loss was primarily due to lower total operating expenses at both business segments, including lower write-offs at the Aaron's Business segment, partially offset by lower revenues at both business segments.
•The 33.8% decrease in adjusted EBITDA was primarily due to lower lease revenues and fees at the Aaron's Business and lower retail sales at BrandsMart, partially offset by lower personnel costs at both business segments as well as lower write-offs at the Aaron's Business.
•As of September 30, 2023, the Company had cash and cash equivalents of $39.3 million, debt of $187.5 million, and $339.6 million of availability under its $375.0 million unsecured revolving credit facility.

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.
3.Adjustments include cash provided by operating activities related to acquisition-related transaction costs paid and real estate transaction related proceeds received during the quarter.
4.Disclosure based upon dividends declared but not paid for the three months ended September 30, 2023 and 2022.

Segment Results

Aaron's Business
The Aaron’s Business segment includes Aaron's branded Company-operated and franchise-operated stores, the Aarons.com e-commerce platform, Woodhaven, and BrandsMart Leasing. The financial and operating results for the Aaron's Business segment do not include unallocated corporate expenses.

($ in Millions)	Q3'23	Q3'22	Change
Revenues	$376.2	$412.9	(8.9)%
Lease Portfolio Size[1]	$116.4	$125.8	(7.5)%
Lease Renewal Rate[1]	86.2%	86.3%	(10)	bps
Gross Profit Margin	63.1%	62.3%	80	bps
Earnings Before Income Taxes	$17.5	$23.5	(25.5)%
Adjusted EBITDA[2]	$36.4	$42.5	(14.2)%
Adjusted EBITDA Margin[2]	9.7%	10.3%	(60)	bps
Write-Offs %[3]	6.1%	7.5%	(140)	bps

Ending Store Count[4]	Q3'23	Q3'22	Change
Total Stores	1,251	1,268	(17)
Company-Operated	1,024	1,034	(10)
GenNext (included in Company-Operated)	245	195	50
Franchised	227	234	(7)
Discussion of Aaron's Business Results - Q3'23 vs. Q3'22:
•The 8.9% decrease in revenues was primarily due to a smaller lease portfolio size, fewer exercises of early purchase options, and lower retail sales.
•The lease portfolio size began the quarter down 8.6% compared to the beginning of Q3 2022 and ended the quarter down 7.5% compared to the end of Q3 2022.
•The year-over-year decrease of 14.2% in adjusted EBITDA and 60 basis points in adjusted EBITDA margin were primarily due to higher other operating expenses as a percentage of revenues due to lower year-over-year gains on dispositions of store-related assets, partially offset by higher gross profit margin and lower write-offs.
•The provision for lease merchandise write-offs as a percentage of lease revenues and fees was 6.1% for Q3 2023, a 140 basis point improvement as compared to Q3 2022, as a result of the lease decisioning enhancements implemented in prior quarters.
•Opened 15 GenNext stores with three in new markets and ended the quarter with 245 GenNext stores.
•Lease originations in GenNext stores, open less than one year, continued growing at a rate of more than 20 percentage points higher than our legacy store average.
•E-commerce revenues increased 1.3% and represented 18.5% of lease revenues.

1.Key operating metrics do not include BrandsMart Leasing.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
3.Provision for Lease Merchandise Write-offs as a percentage of lease revenues and fees.
4.The typical layout for a Company-operated Aaron's store is a combination of showroom, customer service and warehouse space. Certain Company-operated Aaron's stores consist solely of a showroom.

BrandsMart
The BrandsMart segment includes BrandsMart U.S.A. retail stores and the Brandsmartusa.com e-commerce platform, but does not include BrandsMart Leasing. The financial and operating results for the BrandsMart segment also do not include unallocated corporate expenses.

($ in Millions)	Q3'23	Q3'22	Change
Revenues	$152.4	$183.3	(16.9)%
Comparable Sales[1,2]	(17.0)%	N/A	N/A
Gross Profit Margin	22.9%	22.4%	50	bps
(Loss) Earnings Before Income Taxes	$(2.4)	$3.0	(181.7)%
Adjusted EBITDA[3]	$1.0	$6.6	(84.6)%
Adjusted EBITDA Margin[3]	0.7%	3.6%	(290)	bps
Discussion of BrandsMart Results - Q3'23 vs. Q3'22:
•The 16.9% decrease in revenues was primarily due to a 17.0% year-over-year decrease in comparable sales, driven primarily by ongoing weaker customer traffic and customer trade down to lower priced products across major categories.
•E-commerce product sales were 8.9% of product sales, down from 9.3% in the prior year quarter.
•The year-over-year increase in gross profit margin was due to ongoing strategic pricing and procurement initiatives.
•The year-over-year decrease in adjusted EBITDA and adjusted EBITDA margin were primarily due to lower retail sales, offset by benefits of direct procurement savings, strategic pricing actions, and cost controls.
1.Comparable sales was calculated by comparing BrandsMart retail and other sales for the comparable period in 2022 for all BrandsMart stores open for the entire 15-month period ended September 30, 2023. Comparable sales includes retail sales generated at BrandsMart stores (including retail sales to BrandsMart Leasing), e-commerce sales initiated on the website or app, credit card revenues, warranty revenue, gift card breakage, and sales of merchandise to wholesalers and dealers, as applicable. Comparable sales excludes service center related revenues.
2.Results prior to Q2 2022 are prior to the April 1, 2022 acquisition date; therefore, Comparable Sales results are not available for Q3 2022.
3.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.

Full Year 2023 Outlook
The Company is providing the following updated outlook of selected financial metrics for the full year 2023.

	Current Outlook [1,2]		Previous Outlook [1,3]
Consolidated	Low	High	Low	High
Revenues	$2.12 billion	$2.17 billion	$2.12 billion	$2.22 billion
Net Earnings	$14.0 million	$17.5 million	$16.8 million	$25.5 million
Adjusted EBITDA[4]	$140.0 million	$150.0 million	$140.0 million	$160.0 million
Diluted EPS	$0.35	$0.50	$0.55	$0.80
Non-GAAP Diluted EPS	$1.00	$1.20	$1.00	$1.40
Cash Provided by Operating Activities	$156.2 million	$168.7 million	$164.9 million	$180.9 million
Capital Expenditures	$87.5 million	$95.0 million	$85.0 million	$100.0 million
Adjusted Free Cash Flow	$75.0 million	$80.0 million	$85.0 million	$95.0 million

Aaron’s Business
Revenues	$1.50 billion	$1.54 billion	$1.50 billion	$1.57 billion
Earnings Before Income Taxes	$98.0 million	$102.5 million	$101.0 million	$110.0 million
Adjusted EBITDA	$170.0 million	$177.5 million	$170.0 million	$185.0 million

BrandsMart
Revenues	$615.0 million	$630.0 million	$615.0 million	$645.0 million
Earnings Before Income Taxes	($2.5) million	($1.0) million	$(0.5) million	$2.5 million
Adjusted EBITDA	$12.5 million	$15.0 million	$12.5 million	$17.5 million
1.See the “Use of Non-GAAP Financial Information” section included in this release. Consolidated totals include unallocated corporate costs and intersegment elimination amounts.
2.The current outlook assumes no significant deterioration in the current retail environment, state of the U.S. economy, or global supply chain, as compared to its current condition.
3.As announced in the Form 8-K filed on July 31, 2023.
4.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

Conference Call and Webcast
The Company will host an earnings conference call tomorrow, October 24, 2023, at 8:30 a.m. ET. Chief Executive Officer Douglas A. Lindsay will host the call along with President Steve Olsen and Chief Financial Officer C. Kelly Wall. A live audio webcast of the conference call and presentation slides may be accessed at investor.aarons.com and the hosting website at https://events.q4inc.com/attendee/966851198. A transcript of the webcast will also be available at investor.aarons.com.

About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,250 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with 11 retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

Forward-Looking Statements
Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "believe," "expect," "expectation," "anticipate," "may," "could," "should", "intend," "belief," "estimate," "plan," "target," "project," "likely," "will," "forecast,", "future", "outlook," and similar expressions. These risks and uncertainties include factors such as (i) factors impacting consumer spending, including the current inflationary environment, increasing consumer debt levels and reduced savings rates, general macroeconomic conditions and rising interest rates; (ii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the separation and spin-off of the Aaron’s Business (as described in the 2022 Annual Report) into what is now The Aaron’s Company, Inc. may not be achieved in a timely manner, or at all; (iii) the failure of that separation to qualify for the expected tax treatment; (iv) the risk that the Company may fail to realize the benefits expected from the acquisition of BrandsMart U.S.A., including projected synergies; (v) risks related to the disruption of management time from ongoing business operations due to the BrandsMart U.S.A. acquisition; (vi) failure to promptly and effectively integrate the BrandsMart U.S.A. acquisition; (vii) the effect of the BrandsMart U.S.A. acquisition on our operating results and businesses and on the ability of Aaron's and BrandsMart to retain and hire key personnel or maintain relationships with suppliers; (viii) changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; (ix) legal and regulatory proceedings and investigations, including those related to consumer protection laws and regulations, customer privacy, third party and employee fraud, and information security; (x) the risks associated with our strategy and strategic priorities not being successful, including our e-commerce and real estate repositioning and optimization initiatives or being more costly than anticipated; (xi) risks associated with the challenges faced by our business, including the commoditization of consumer electronics, our high fixed-cost operating model and the ongoing labor shortage; (xii) increased competition from traditional and virtual lease-to-own competitors, as well as from traditional and online retailers and other competitors; (xiii) financial challenges faced by our franchisees; (xiv) increases in lease merchandise write-offs; (xv) the availability and prices of supply chain resources, including products and transportation; (xvi) business disruptions due to political or economic instability due to the ongoing conflicts in Ukraine and the Middle East; and (xvii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Statements in this news release that are “forward-looking” include without limitation statements about: (i) the execution of our key strategic priorities; (ii) the growth and other benefits we expect from executing those priorities; (iii) our financial performance outlook; and (iv) the Company’s goals, plans, expectations, and projections regarding the expected benefits of the BrandsMart acquisition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this news release.

Contacts

Investor Relations:	InvestorRelations@aarons.com	Media Relations:	MediaRelations@aarons.com
Phone:	678-402-3590	Phone:	678-402-3591

CONSOLIDATED STATEMENTS OF EARNINGS[1]

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
(In Thousands, except per share amounts)	September 30,		September 30,
	2023	2022	2023	2022
REVENUES:
Lease Revenues and Fees	$340,805	$372,127	$1,068,351	$1,167,958
Retail Sales	155,682	188,734	454,274	392,189
Non-Retail Sales	23,573	26,542	70,308	81,411
Franchise Royalties and Other Revenues	5,618	5,981	17,478	18,292
	525,678	593,384	1,610,411	1,659,850
COSTS OF REVENUES:
Depreciation of Lease Merchandise and Other Lease Revenue Costs	113,970	125,711	356,511	390,147
Retail Cost of Sales	119,732	146,292	344,545	320,635
Non-Retail Cost of Sales	20,068	23,634	59,481	73,227
	253,770	295,637	760,537	784,009
GROSS PROFIT	271,908	297,747	849,874	875,841
OPERATING EXPENSES:
Personnel Costs	125,907	134,001	382,297	385,368
Other Operating Expenses, Net	125,361	123,040	371,176	363,786
Provision for Lease Merchandise Write-Offs	20,730	28,022	59,891	72,092
Restructuring Expenses, Net	2,696	14,930	12,820	23,847
Impairment of Goodwill	—	12,933	—	12,933
Separation Costs	34	220	163	990
Acquisition-Related Costs	693	1,659	3,087	13,156
	275,421	314,805	829,434	872,172
OPERATING (LOSS) PROFIT	(3,513)	(17,058)	20,440	3,669
Interest Expense	(3,456)	(3,151)	(11,724)	(5,964)
Other Non-Operating (Expense) Income, Net	(288)	(344)	921	(2,827)
(LOSS) EARNINGS BEFORE INCOME TAXES	(7,257)	(20,553)	9,637	(5,122)
INCOME TAX BENEFIT	(3,120)	(4,937)	(5,541)	(5,696)
NET (LOSS) EARNINGS	$(4,137)	$(15,616)	$15,178	$574

(LOSS) EARNINGS PER SHARE	$(0.13)	$(0.51)	$0.49	$0.02
(LOSS) EARNINGS PER SHARE ASSUMING DILUTION	$(0.13)	$(0.51)	$0.49	$0.02
WEIGHTED AVERAGE SHARES OUTSTANDING	30,880	30,875	30,889	30,921
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION[2]	30,880	30,875	31,231	31,373
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.For the three months ended September 30, 2023 and 2022, the GAAP Weighted Average Shares Outstanding had no dilutive effect due to the net loss incurred in the periods.

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(In Thousands)	September 30, 2023	December 31, 2022
ASSETS:
Cash and Cash Equivalents	$39,313	$27,716
Accounts Receivable (net of allowances of $8,022 at September 30, 2023 and $8,895 at December 31, 2022)	23,678	38,191
Lease Merchandise (net of accumulated depreciation and allowances of $420,599 at September 30, 2023 and $431,092 at December 31, 2022)	608,327	693,795
Merchandise Inventories, Net	99,407	95,964
Property, Plant and Equipment, Net	269,445	267,457
Operating Lease Right-of-Use Assets	459,771	459,950
Goodwill	55,750	54,710
Other Intangibles, Net	110,677	118,528
Income Tax Receivable	10,935	5,716
Prepaid Expenses and Other Assets	112,620	96,436
Total Assets	$1,789,923	$1,858,463
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$253,400	$264,043
Deferred Tax Liabilities	83,477	87,008
Customer Deposits and Advance Payments	67,844	73,196
Operating Lease Liabilities	497,067	496,401
Debt	187,457	242,413
Total Liabilities	1,089,245	1,163,061

SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 112,500,000 Shares at September 30, 2023 and December 31, 2022; Shares Issued: 36,622,558 at September 30, 2023 and 36,100,011 at December 31, 2022	18,311	18,050
Additional Paid-in Capital	747,135	738,428
Retained Earnings	82,477	79,073
Accumulated Other Comprehensive Loss	527	(1,396)
	848,450	834,155
Less: Treasury Shares at Cost
6,293,271 Shares at September 30, 2023 and 5,480,353 Shares at December 31, 2022	(147,772)	(138,753)
Total Shareholders’ Equity	700,678	695,402
Total Liabilities & Shareholders’ Equity	$1,789,923	$1,858,463

CONSOLIDATED STATEMENTS OF CASH FLOWS[1]

	Nine Months Ended September 30,
(In Thousands) Unaudited	2023	2022
OPERATING ACTIVITIES:
Net Earnings	$15,178	$574
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	350,941	384,268
Other Depreciation and Amortization	67,412	63,211
Provision for Lease Merchandise Write-Offs	59,891	72,092
Non-Cash Inventory Fair Value Adjustment	—	23,074
Accounts Receivable Provision	28,278	29,331
Stock-Based Compensation	8,935	9,998
Deferred Income Taxes	(12,038)	(5,833)
Impairment of Goodwill and Other Assets	2,478	28,929
Non-Cash Lease Expense	89,125	82,532
Other Changes, Net	(3,982)	(9,446)
Changes in Operating Assets and Liabilities:
Lease Merchandise	(327,081)	(401,002)
Merchandise Inventories	(3,270)	6,440
Accounts Receivable	(13,710)	(25,320)
Prepaid Expenses and Other Assets	(6,722)	(366)
Income Tax Receivable	(5,219)	(4,394)
Operating Lease Right-of-Use Assets and Liabilities	(90,469)	(90,877)
Accounts Payable and Accrued Expenses	(3,467)	(23,582)
Customer Deposits and Advance Payments	(7,174)	(15,758)
Cash Provided by Operating Activities	149,106	123,871
INVESTING ACTIVITIES:
Purchases of Property, Plant, and Equipment	(68,927)	(83,695)
Proceeds from Dispositions of Property, Plant, and Equipment	6,617	18,710
Acquisition of BrandsMart U.S.A., Net of Cash Acquired	—	(266,773)
Acquisition of Businesses and Customer Agreements, Net of Cash Acquired	—	(917)
Proceeds from Other Investing-Related Activities	—	1,145
Cash Used in Investing Activities	(62,310)	(331,530)
FINANCING ACTIVITIES:
Repayments on Swing Line Loans, Net	(2,900)	(10,000)
Proceeds from Revolver and Term Loan	31,094	291,700
Repayments on Revolver and Term Loan	(83,281)	(31,700)
Proceeds on Inventory Loan Program, Net	—	(793)
Dividends Paid	(11,163)	(10,067)
Acquisition of Treasury Stock	(6,480)	(11,055)
Issuance of Stock Under Stock Option Plans	81	911
Shares Withheld for Tax Payments	(2,539)	(3,563)
Debt Issuance Costs	—	(2,758)
Cash (Used in) Provided by Financing Activities	(75,188)	222,675
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(11)	(69)
Increase in Cash and Cash Equivalents	11,597	14,947
Cash and Cash Equivalents at Beginning of Period	27,716	22,832
Cash and Cash Equivalents at End of Period	$39,313	$37,779

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

QUARTERLY REVENUES BY SEGMENT

	(Unaudited)
	Three Months Ended
(In Thousands)	September 30, 2023
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[1]	Total
Lease Revenues and Fees	$340,805	$—	$—	$340,805
Retail Sales	6,208	152,392	(2,918)	155,682
Non-Retail Sales	23,573	—	—	23,573
Franchise Royalties and Fees	5,444	—	—	5,444
Other	174	—	—	174
Total Revenues	$376,204	$152,392	$(2,918)	$525,678

	(Unaudited)
	Three Months Ended
(In Thousands)	September 30, 2022
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[1]	Total
Lease Revenues and Fees	$372,127	$—	—	$372,127
Retail Sales	8,264	183,341	(2,871)	188,734
Non-Retail Sales	26,542	—	—	26,542
Franchise Royalties and Fees	5,803	—	—	5,803
Other	178	—	—	178
Total Revenues	$412,914	$183,341	$(2,871)	$593,384

1.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

NINE MONTHS REVENUES BY SEGMENT[1]

	Nine Months Ended
(In Thousands)	September 30, 2023
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$1,068,351	$—	$—	$1,068,351
Retail Sales	21,141	440,326	(7,193)	454,274
Non-Retail Sales	70,308	—	—	70,308
Franchise Royalties and Fees	16,930	—	—	16,930
Other	548	—	—	548
Total	$1,177,278	$440,326	$(7,193)	$1,610,411

	Nine Months Ended
(In Thousands)	September 30, 2022
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$1,167,958	$—	$—	$1,167,958
Retail Sales	31,580	364,783	(4,174)	392,189
Non-Retail Sales	81,411	—	—	81,411
Franchise Royalties and Fees	17,713	—	—	17,713
Other	579	—	—	579
Total	$1,299,241	$364,783	$(4,174)	$1,659,850

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

USE OF NON-GAAP FINANCIAL INFORMATION
Non-GAAP net earnings, non-GAAP diluted earnings per share, adjusted free cash flow, net debt, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for 2023 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs. Non-GAAP net earnings and non-GAAP diluted earnings per share for 2022 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges and separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs, and a one time non-cash charge for a fair value adjustment to merchandise inventories. The amounts for these pre-tax non-GAAP adjustments, which are tax-effected using estimated tax rates which are commensurate with non-GAAP pre-tax earnings, can be found in the Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to non-GAAP Net Earnings and non-GAAP Earnings Per Share Assuming Dilution table in this news release. Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period adjusted EBITDA results for the three and nine months ended September 30, 2022 shown in the table below has been restated to also exclude stock-based compensation expense.
The EBITDA and adjusted EBITDA figures presented in this news release are calculated as the Company’s earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue. The amounts for these pre-tax non-GAAP adjustments can be found in the Quarterly EBITDA table in this news release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings and non-GAAP diluted earnings per share provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arise from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
EBITDA and adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.

The adjusted free cash flow figures presented in this news release are calculated as the Company’s cash flows provided by operating activities, adjusted for acquisition-related transaction costs and proceeds from real estate transactions, less capital expenditures. Management believes that adjusted free cash flow is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity.
Net debt represents total debt less cash and cash equivalents. Management believes that net debt is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share, the Company’s GAAP revenues and earnings before income taxes and GAAP cash provided by operating activities, which are also presented in the news release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, adjusted EBITDA and adjusted free cash flow may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION NON-GAAP NET EARNINGS AND NON-GAAP EARNINGS PER SHARE ASSUMING DILUTION[1]

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
(In Thousands, except per share amounts)	September 30,		September 30,
	2023	2022	2023	2022
Net (Loss) Earnings	$(4,137)	$(15,616)	$15,178	$574
Income Taxes	(3,120)	(4,937)	(5,541)	(5,696)
(Loss) Earnings Before Income Taxes	$(7,257)	$(20,553)	$9,637	$(5,122)
Acquisition-Related Intangible Amortization Expense	2,589	2,878	7,829	6,301
Restructuring Expenses, Net	2,696	14,930	12,820	23,847
Separation Costs	34	220	163	990
Non-Cash Inventory Fair Value Adjustment	—	51	—	23,074
Acquisition-Related Costs	693	1,659	3,087	13,156
Add: Impairment of Goodwill	—	12,933	—	12,933
Non-GAAP (Loss) Earnings Before Income Taxes	(1,245)	12,118	33,536	75,179

Income taxes, calculated using a non-GAAP Effective Tax Rate	(1,459)	2,450	614	13,247
Non-GAAP Net Earnings	$214	$9,668	$32,922	$61,932

(Loss) Earnings Per Share Assuming Dilution	$(0.13)	$(0.51)	$0.49	$0.02
Acquisition-Related Intangible Amortization Expense	0.08	0.09	0.25	0.20
Restructuring Expenses, Net	0.09	0.48	0.41	0.76
Separation Costs	—	0.01	0.01	0.03
Non-Cash Inventory Fair Value Adjustment	—	—	—	0.74
Acquisition-Related Costs	0.02	0.05	0.10	0.42
Add: Impairment of Goodwill	—	0.42	—	0.41
Tax Effect of Non-GAAP adjustments	(0.05)	(0.24)	(0.20)	(0.60)
Non-GAAP Earnings Per Share Assuming Dilution[2]	$0.01	$0.31	$1.05	$1.97

Weighted Average Shares Outstanding Assuming Dilution[3]	31,145	31,138	31,231	31,373

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.
3.For the three months ended September 30, 2023 and 2022, the GAAP Weighted Average Shares Outstanding were 30,880 and 30,875, which had no dilutive effect due to the net GAAP loss incurred in both periods; however, the Non-GAAP Weighted Average Shares Outstanding Assuming Dilution were 31,145 and 31,138 during those same periods.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION QUARTERLY ADJUSTED EBITDA BY SEGMENT

	(Unaudited)
(In Thousands)	Three Months Ended September 30, 2023
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total
Net Loss					$(4,137)
Income Taxes					(3,120)
Earnings (Loss) Before Income Taxes	$17,510	$(2,415)	$(22,144)	$(208)	$(7,257)
Interest Expense	—	—	3,456	—	3,456
Depreciation	18,560	1,204	222	—	19,986
Amortization	362	2,227	—	—	2,589
EBITDA	$36,432	$1,016	$(18,466)	$(208)	$18,774
Separation Costs	—	—	34	—	34
Restructuring Expenses, Net	—	—	2,696	—	2,696
Acquisition-Related Costs	—	—	693	—	693
Stock-Based Compensation[2]	—	—	3,068	—	3,068
Adjusted EBITDA	$36,432	$1,016	$(11,975)	$(208)	$25,265

	(Unaudited)
	Three Months Ended September 30, 2022
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total
Net Loss					$(15,616)
Income Taxes					(4,937)
Earnings (Loss) Before Income Taxes	$23,493	$2,955	$(46,664)	$(337)	$(20,553)
Interest Expense	—	—	3,151	—	3,151
Depreciation	18,376	1,237	247	—	19,860
Amortization	586	2,371	—	—	2,957
EBITDA	$42,455	$6,563	$(43,266)	$(337)	$5,415
Separation Costs	—	—	220	—	220
Restructuring Expenses, Net	—	—	14,930	—	14,930
Impairment of Goodwill	—	—	12,933	—	12,933
Acquisition-Related Costs	—	—	1,659	—	1,659
Non-Cash Inventory Fair Value Adjustment	—	51	—	—	51
Stock-Based Compensation[2]	—	—	2,969	—	2,969
Adjusted EBITDA	$42,455	$6,614	$(10,555)	$(337)	$38,177

1.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.
2.Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period results for the three months ended September 30, 2022 shown in the table above have been restated to also exclude stock-based compensation expense.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION NINE MONTHS ADJUSTED EBITDA BY SEGMENT[1]

	(Unaudited)
(In Thousands)	Nine Months Ended September 30, 2023
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net Earnings					$15,178
Income Taxes					(5,541)
Earnings (Loss) Before Income Taxes	$84,209	$(2,220)	$(71,948)	$(404)	$9,637
Interest Expense	—	—	11,724	—	11,724
Depreciation	55,130	3,787	666	—	59,583
Amortization	1,150	6,679	—	—	7,829
EBITDA	$140,489	$8,246	$(59,558)	$(404)	$88,773
Separation Costs	—	—	163	—	163
Restructuring Expenses, Net	—	—	12,820	—	12,820
Impairment of Goodwill	—	—	—	—	—
Acquisition-Related Costs	—	—	3,087	—	3,087
Stock Based Compensation[3]	—	—	8,748	—	8,748
Adjusted EBITDA	$140,489	$8,246	$(34,740)	$(404)	$113,591

	(Unaudited)
(In Thousands)	Nine Months Ended September 30, 2022
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net Earnings					$574
Income Taxes					(5,696)
Earnings (Loss) Before Income Taxes	$105,174	$(12,964)	$(96,656)	$(676)	$(5,122)
Interest Expense	—	—	5,964	—	5,964
Depreciation	53,178	2,426	1,008	—	56,612
Amortization	2,050	4,549	—	—	6,599
EBITDA	$160,402	$(5,989)	$(89,684)	$(676)	$64,053
Separation Costs	—	—	990	—	990
Restructuring Expenses, Net	—	—	23,847	—	23,847
Impairment of Goodwill		—	12,933	—	12,933
Acquisition-Related Costs	—	—	13,156	—	13,156
Non-Cash Inventory Fair Value Adjustment	—	23,074	—	—	23,074
Stock Based Compensation[3]	—	—	9,171	—	9,171
Adjusted EBITDA	$160,402	$17,085	$(29,587)	$(676)	$147,224

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.
3.Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period results for the nine months ended September 30, 2022 shown in the table above have been restated to also exclude stock-based compensation expense.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION ADJUSTED FREE CASH FLOW[1]

	(Unaudited)
	Three Months Ended
	September 30,
(In Thousands)	2023	2022
Cash Provided by Operating Activities	$34,742	$66,795
Proceeds from Real Estate Transactions	—	7,537
Acquisition-Related Transaction Costs	425	1,747
Capital Expenditures	(27,362)	(26,008)
Adjusted Free Cash Flow	$7,805	$50,071

	(Unaudited)
	Nine Months Ended
	September 30,
(In Thousands)	2023	2022
Cash Provided by Operating Activities	$149,106	$123,871
Proceeds from Real Estate Transactions	1,663	14,919
Acquisition-Related Transaction Costs	4,549	12,779
Capital Expenditures	(68,927)	(83,695)
Adjusted Free Cash Flow	$86,391	$67,874

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 CURRENT OUTLOOK FOR ADJUSTED EBITDA[1]

Fiscal Year 2023 Ranges
(In Thousands)	Aaron’s Business	BrandsMart	Consolidated Total
Projected Net Earnings			$14,000 - $17,500
Income Taxes			($6,000) - ($5,000)
Projected Earnings Before Income Taxes	$98,000 - $102,500	($2,500) - ($1,000)	$8,000 - $12,500
Interest Expense	—	—	$15,500 - $17,000
Depreciation and Amortization	$72,000 - $75,000	$15,000 - $16,000	$88,500 - $92,500
Projected EBITDA	$170,000 - $177,500	$12,500 - $15,000	$112,000 - $122,000
Stock-Based Compensation	—	—	$12,000
Other Adjustments[2]	—	—	$16,000
Projected Adjusted EBITDA	$170,000 - $177,500	$12,500 - $15,000	$140,000 - $150,000

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 CURRENT OUTLOOK FOR EARNINGS PER SHARE ASSUMING DILUTION

	Fiscal Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.35	$0.50
Sum of Other Adjustments[3]	$0.65	$0.70
Projected Non-GAAP Earnings Per Share Assuming Dilution	$1.00	$1.20

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 CURRENT OUTLOOK FOR ADJUSTED FREE CASH FLOW

Fiscal Year 2023 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$156,200 - $168,700
Proceeds from Real Estate Transactions	$1,700
Acquisition-Related Transaction Costs	$4,600
Capital Expenditures	$(87,500) - $(95,000)
Adjusted Free Cash Flow	$75,000 - $80,000

1.In 2022 and prior periods, adjusted EBITDA included stock-based compensation expense. Starting in 2023, adjusted EBITDA excludes stock-based compensation expense.
2.Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs.
3.Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs and intangible amortization expense resulting from acquisitions.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 PREVIOUS OUTLOOK FOR ADJUSTED EBITDA[1]

Fiscal Year 2023 Ranges
(In Thousands)	Aaron’s Business	BrandsMart	Consolidated Total
Projected Net Earnings			$16,800 - $25,450
Income Taxes			$(800) - $550
Projected Earnings Before Income Taxes	$101,000 - $110,000	$(500) - $2,500	$16,000 - $26,000
Interest Expense	—	—	$15,000 - $17,000
Depreciation and Amortization	$69,000 - $75,000	$13,000 - $15,000	$84,000 - $92,000
Projected EBITDA	$170,000 - $185,000	$12,500 - $17,500	$115,500 - $135,500
Stock-Based Compensation	—	—	$12,000
Other Adjustments[2]	—	—	$13,000
Projected Adjusted EBITDA	$170,000 - $185,000	$12,500 - $17,500	$140,000 - $160,000

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 PREVIOUS OUTLOOK FOR EARNINGS PER SHARE ASSUMING DILUTION

	Fiscal Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.55	$0.80
Sum of Other Adjustments[3]	$0.45	$0.60
Projected Non-GAAP Earnings Per Share Assuming Dilution	$1.00	$1.40

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 PREVIOUS OUTLOOK FOR ADJUSTED FREE CASH FLOW

Fiscal Year 2023 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$164,900 - $180,900
Proceeds from Real Estate Transactions	$1,000 - $10,000
Acquisition-Related Transaction Costs	$4,100
Capital Expenditures	$(85,000) - $(100,000)
Adjusted Free Cash Flow	$85,000 - $95,000

1.In 2022 and prior periods, adjusted EBITDA included stock-based compensation expense. Starting in 2023, adjusted EBITDA excludes stock-based compensation expense.
2.Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs.
3.Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs and intangible amortization expense resulting from acquisitions.